EXHIBIT 23
           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K into IES Utilities Inc.'s previously filed Form S-3 Registration Statement (File No. 33-68796) for the registration of long-term debt.




                         ARTHUR ANDERSEN LLP

Chicago, Illinois,
March 15, 1995